                             AMENDED AND RESTATED

                 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

                                     with

                      OppenheimerFunds Distributor, Inc.

                            For Class C Shares of

                          Aggressive Investor Fund,
                   a series of Oppenheimer Portfolio Series

This Amended and Restated  Distribution  and Service Plan and  Agreement  (the
"Plan")  is  dated  as of  the  26th  day of  October,  2005,  by and  between
Aggressive  Investor  Fund (the  "Fund"),  a series of  Oppenheimer  Portfolio
Series, and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The Plan. This Plan is the Fund's written  distribution and service plan for Class C shares of the Fund (the  "Shares"),  designed  to comply  with the provisions  of Rule 12b-1 as it may be amended  from time to time (the "Rule")
under the  Investment  Company Act of 1940 (the "1940 Act").  Pursuant to this
Plan the Fund will  compensate the  Distributor for its services in connection with the  distribution of Shares,  and the personal service and maintenance of shareholder  accounts  that  hold  Shares  ("Accounts").  The  Fund may act as distributor  of  securities  of which it is the issuer,  pursuant to the Rule, according  to the terms of this Plan.  The terms and  provisions  of this Plan shall be interpreted  and defined in a manner  consistent  with the provisions and definitions contained in (i) the Fund's Registration  Statement,  (ii) the
1940 Act, (iii) the Rule,  (iv) Rule 2830 of the Conduct Rules of the National
Association  of  Securities  Dealers,  Inc.,  or any  applicable  amendment or successor  to such rule (the  "NASD  Conduct  Rules")  and (v) any  conditions
pertaining   either  to   distribution-related   expenses  or  to  a  plan  of
distribution  to which the Fund is  subject  under any order on which the Fund relies,  issued at any time by the U.S.  Securities  and  Exchange  Commission
("SEC").

2.    Definitions.  As used in this Plan,  the following  terms shall have the following meanings:

      (a)   "Recipient"  shall mean any broker,  dealer,  bank or other person or entity which: (i) has rendered assistance  (whether direct,  administrative or both) in the distribution of Shares or has provided  administrative support services  with  respect to Shares  held by  Customers  (defined  below) of the
Recipient;  (ii) shall  furnish the  Distributor  (on behalf of the Fund) with such information as the Distributor  shall  reasonably  request to answer such questions  as may  arise  concerning  the sale of  Shares;  and (iii) has been selected by the Distributor to receive payments under the Plan.

      (b)   "Independent  Trustees" shall mean the members of the Fund's Board of Trustees who are not  "interested  persons" (as defined in the 1940 Act) of the  Fund  and who  have no  direct  or  indirect  financial  interest  in the operation of this Plan or in any agreement relating to this Plan.

      (c)   "Customers"  shall  mean  such  brokerage  or other  customers  or investment  advisory or other  clients of a Recipient,  and/or  accounts as to which  such  Recipient  provides  administrative  support  services  or  is  a custodian or other fiduciary.

      (d)   "Qualified  Holdings" shall mean, as to any Recipient,  all Shares owned  beneficially  or of  record  by:  (i)  such  Recipient,  or  (ii)  such
Recipient's  Customers,  but in no event shall any such Shares be deemed owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity  would  otherwise  qualify as  Recipients  as to the same  Shares  with  respect to the  payment of the  Asset-Based  Sales  Charge and/or the Service Fee (defined  below),  the Recipient which is the dealer of record on the Fund's books as  determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.    Payments  for  Distribution   Assistance  and  Administrative  Support
Services.

      (a)   Payments to the  Distributor.  In  consideration  of the  payments made by the Fund to the  Distributor  under this Plan, the  Distributor  shall provide  administrative  support  services  and  distribution  services to the
Fund.  Such  services  include  distribution   assistance  and  administrative
support  services  rendered  in  connection  with  Shares (1) sold in purchase transactions,  (2) issued in exchange for shares of another investment company for which the  Distributor  serves as distributor or  sub-distributor,  or (3)
issued pursuant to a plan of  reorganization  to which the Fund is a party. If the Board  believes  that the  Distributor  may not be  rendering  appropriate distribution  assistance or administrative support services in connection with the sale of Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written  report or other  information  to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

            (i)  Administrative  Support Service Fees.  Within forty-five (45)
days of the end of each calendar  quarter,  the Fund will make payments in the aggregate  amount of up to 0.25% on an annual basis of the average  during the period of the  aggregate  net asset  value of the  Shares  computed  as of the close of each  business  day (the  "Service  Fee").  Such Service Fee payments
received  from  the  Fund  will   compensate  the  Distributor  for  providing
administrative  support services with respect to Accounts.  The administrative support  services in connection  with  Accounts may include,  but shall not be limited to, the  administrative  support  services that a Recipient may render as described in Section 3(b)(i) below.

            (ii) Distribution  Assistance Fees (Asset-Based Sales Charge). The
Fund may make payments of an  "Asset-Based  Sales Charge" of up to 0.0625% per
month  (0.75%  on an  annual  basis)  but  the  Board  has  initially  set the
Asset-Based  Sales Charge at a rate of 0.50% annually.  The Board may increase that  amount  to  up  to  0.75%  annually  without  the  further  approval  of shareholders  of Class C shares of the Fund.  Within  ten (10) days of the end of each  month,  the Fund  will  make  payments  in the  aggregate  amount  of
0.04666%  (0.50% on an annual  basis) of the  average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day.  Such  Asset-Based  Sales  Charge  payments  received  from the Fund will
compensate  the   Distributor   for  providing   distribution   assistance  in
connection with the sale of Shares.

            The  distribution  assistance  services  to  be  rendered  by  the
Distributor  in  connection  with the  Shares  may  include,  but shall not be limited  to,  the  following:  (i) paying  sales  commissions  to any  broker, dealer,  bank or other person or entity that sells Shares,  and/or paying such persons  "Advance  Service Fee  Payments"  (as  defined  below) in advance of, and/or in amounts  greater  than,  the amount  provided for in Section 3(b) of this Agreement;  (ii) paying  compensation to and expenses of personnel of the
Distributor who support distribution of Shares by Recipients;  (iii) obtaining financing or  providing  such  financing  from its own  resources,  or from an affiliate,  for the interest and other  borrowing  costs of the  Distributor's unreimbursed  expenses  incurred  in  rendering  distribution  assistance  and administrative  support  services to the Fund;  and (iv) paying  other  direct
distribution   costs,   including  without   limitation  the  costs  of  sales
literature,  advertising  and  prospectuses  (other  than  those  prospectuses furnished to current holders of the Fund's shares  ("Shareholders")) and state
"blue sky" registration expenses.

      (b)   Payments to Recipients.  The  Distributor is authorized  under the
Plan  to  pay  Recipients  (1)  distribution  assistance  fees  for  rendering distribution  assistance  in  connection  with the sale of Shares  and/or  (2)
service fees for  rendering  administrative  support  services with respect to
Accounts.  However,  no such  payments  shall be made to any Recipient for any period in which its Qualified  Holdings do not equal or exceed,  at the end of such period, the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the  Independent  Trustees.  All fee payments  made by the  Distributor  hereunder  are subject to reduction or chargeback so that the aggregate  service fee payments and Advance Service Fee
Payments do not exceed the limits on payments to  Recipients  that are, or may be, imposed by the NASD Conduct Rules.  The Distributor may make Plan payments to any "affiliated  person" (as defined in the 1940 Act) of the Distributor if such  affiliated  person  qualifies as a Recipient or retain such  payments if the Distributor qualifies as a Recipient.

      In   consideration   of  the  services   provided  by  Recipients,   the
Distributor shall make the following payments to Recipients:

            (i)  Service  Fee.  In  consideration  of  administrative  support services  provided by a  Recipient,  the  Distributor  shall make  service fee payments  to that  Recipient  quarterly  or at such other  interval  as deemed appropriate  by the  Distributor,  within  forty-five  (45) days of the end of each  calendar  quarter or other  period,  at a rate not to exceed 0.25% on an annual  basis of the  average  during  the period of the  aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting
Qualified  Holdings owned beneficially or of record by the Recipient or by its
Customers for a period of more than the minimum  period (the "Minimum  Holding
Period"),  if any,  that may be set  from  time to time by a  majority  of the
Independent Trustees.

            Alternatively,  the Distributor may, at its sole option,  make the following  service fee payments to any Recipient,  within forty-five (45) days of the end of each  calendar  quarter  or at such  other  interval  as  deemed appropriate by the  Distributor:  (A) "Advance Service Fee Payments" at a rate not to exceed  0.25% of the  average  during  the  calendar  quarter  or other period of the  aggregate  net asset value of Shares,  computed as of the close of business on the day such Shares are sold,  constituting Qualified Holdings, sold by the Recipient  during that period and owned  beneficially or of record by the Recipient or by its Customers,  plus (B) service fee payments at a rate not to exceed  0.25% on an annual  basis of the  average  during the period of the  aggregate  net asset  value of Shares,  computed  as of the close of each business day, constituting  Qualified Holdings owned beneficially or of record by the  Recipient or by its  Customers for a period of more than one (1) year.
In the  event  Shares  are  redeemed  less  than one year  after the date such
Shares  were  sold,   the  Recipient  is  obligated  to  and  will  repay  the
Distributor  on  demand  a pro  rata  portion  of  such  Advance  Service  Fee
Payments,  based on the  ratio of the time  such  Shares  were held to one (1)
year.

            The  administrative  support services to be rendered by Recipients in connection with the Accounts may include,  but shall not be limited to, the following:  answering routine inquiries  concerning the Fund, assisting in the establishment  and  maintenance  of accounts or  sub-accounts  in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options  available,  and providing such other information and services in connection with the rendering of personal  services and/or the maintenance  of  Accounts,  as the  Distributor  or the  Fund  may  reasonably request.

            (ii)  Distribution  Assistance  Fee  (Asset-Based  Sales  Charge)
Payments.  Irrespective of whichever  alternative method of making service fee payments  to  Recipients  is  selected by the  Distributor,  in  addition  the
Distributor shall make distribution  assistance fee payments to each Recipient
quarterly,   or  at  such  other   interval  as  deemed   appropriate  by  the
Distributor,  within  forty-five  (45)  days  after  the end of each  calendar quarter or other period,  at a rate not to exceed  0.1875% (0.75% on an annual basis) of the average  during the period of the  aggregate  net asset value of
Shares  computed as of the close of each business day  constituting  Qualified
Holdings  owned  beneficially  or of record by the  Recipient or its Customers for a period  of more than one (1) year.  Alternatively,  at its sole  option, the Distributor may make  distribution  assistance fee payments to a Recipient quarterly,  at the rate  described  above,  on Shares  constituting  Qualified
Holdings  owned  beneficially  or of record by the  Recipient or its Customers without  regard to the 1-year  holding period  described  above.  Distribution assistance fee payments  shall be made only to Recipients  that are registered with  the  SEC  as a  broker-dealer  or  are  exempt  from  registration.  The
Distributor  has  initially  set such  fees at a rate of  0.125%  per  quarter
(0.50% on an annual basis).

            The  distribution  assistance to be rendered by the  Recipients in connection  with the sale of Shares may include,  but shall not be limited to, the  following:  distributing  sales  literature and  prospectuses  other than those furnished to current Shareholders,  providing compensation to and paying expenses of personnel of the Recipient who support the  distribution of Shares by the  Recipient,  and  providing  such other  information  and  services  in connection with the  distribution of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority  of the  Independent  Trustees  may at any time or from time to time  (i)  increase  or  decrease  the  rate of fees to be paid to the
Distributor  or to any  Recipient,  but not to exceed  the  maximum  rates set forth above,  and/or (ii) direct the  Distributor  to increase or decrease any
Minimum  Holding  Period,  any  maximum  period  set  by  a  majority  of  the
Independent  Trustees  during  which fees will be paid on Shares  constituting
Qualified  Holdings owned  beneficially  or of record by a Recipient or by its
Customers (the "Maximum Holding Period"),  or Minimum Qualified Holdings.  The
Distributor  shall notify all  Recipients of any Minimum  Qualified  Holdings,
Maximum  Holding Period and Minimum  Holding Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each  Recipient  with written  notice within thirty (30) days after any change in  these  provisions.  Inclusion  of  such  provisions  or a  change  in such
provisions  in  a  supplement  or  Statement  of  Additional   Information  or
amendment  to or  revision  of  the  prospectus  or  Statement  of  Additional
Information of the Fund shall constitute sufficient notice.

      (d)   The Service  Fee and the  Asset-Based  Sales  Charge on Shares are
subject to reduction or  elimination  under the limits that apply to such fees under the NASD Conduct Rules relating to sales of shares of open-end funds

      (e)   Under the Plan,  payments may also be made to  Recipients:  (i) by
OppenheimerFunds,  Inc.  ("OFI")  from its own  resources  (which may  include profits  derived from the advisory fee it receives from the Fund),  or (ii) by
the  Distributor  (a  subsidiary  of  OFI),  from  its  own  resources,   from
Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are  intended to have  certain  rights as  third-party beneficiaries  under this Plan, subject to the limitations set forth below. It may be presumed  that a Recipient  has  provided  distribution  assistance  or administrative  support  services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares that entitle it to payments  under the Plan.
If either the  Distributor  or the Board  believe  that,  notwithstanding  the level of Qualified  Holdings,  a Recipient  may not be  rendering  appropriate
distribution   assistance   in   connection   with  the  sale  of   Shares  or
administrative  support services for Accounts,  then the  Distributor,  at the request of the Board,  shall require the Recipient to provide a written report or other  information to verify that said  Recipient is providing  appropriate distribution  assistance and/or services in this regard. If the Distributor or the  Board of  Trustees  still is not  satisfied  after  the  receipt  of such report,  either may take appropriate steps to terminate the Recipient's status as a  Recipient  under  the  Plan,  whereupon  such  Recipient's  rights  as a third-party  beneficiary  hereunder shall  terminate.  Additionally,  in their discretion  a majority  of the  Fund's  Independent  Trustees  at any time may remove any  broker,  dealer,  bank or other  person or entity as a  Recipient, whereupon  such  person's  or  entity's  rights as a  third-party  beneficiary hereof  shall  terminate.  Notwithstanding  any other  provision of this Plan, this Plan  does not  obligate  or in any way make the Fund  liable to make any payment  whatsoever  to any  person  or  entity  other  than  directly  to the
Distributor.  The  Distributor  has no  obligation  to pay any Service Fees or
Distribution  Assistance  Fees to any  Recipient  if the  Distributor  has not
received  payment of Service  Fees or  Distribution  Assistance  Fees from the
Fund.

4.    Selection and Nomination of Trustees.  While this Plan is in effect, the selection  and  nomination  of persons to be  Trustees of the Fund who are not
"interested  persons"  of  the  Fund   ("Disinterested   Trustees")  shall  be
committed to the discretion of the incumbent Disinterested  Trustees.  Nothing herein shall prevent the incumbent  Disinterested Trustees from soliciting the views or the  involvement of others in such selection or nomination as long as the final  decision  on any such  selection  and  nomination  is approved by a majority of the incumbent Disinterested Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer of the Fund shall provide  written  reports to the Fund's  Board for its review,  detailing  the amount of all  payments  made  under this Plan and the  purpose  for which the payments were made. The reports shall be provided  quarterly,  and shall state whether all provisions of Section 3 of this Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this Plan  shall be in writing and shall  provide that:  (i) such  agreement may be terminated at any time,  without  payment  of  any  penalty,  by a  vote  of a  majority  of the
Independent  Trustees or by a vote of the holders of a "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  voting Class C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any other party to the agreement;  (iii) such agreement shall automatically terminate in the  event of its  "assignment"  (as  defined  in the  1940  Act);  (iv)  such agreement  shall go into effect  when  approved by a vote of the Board and its
Independent  Trustees  cast in person at a meeting  called for the  purpose of voting on such agreement;  and (v) such agreement shall,  unless terminated as herein  provided,  continue  in effect  from year to year only so long as such continuance is specifically  approved at least annually by a vote of the Board and its  Independent  Trustees  cast in  person at a  meeting  called  for the purpose of voting on such continuance.

7.    Effectiveness,  Continuation,  Termination  and Amendment.  This Amended
and  Restated  Plan  has  been  approved  by a vote  of the  Board  and of the
Independent  Trustees and replaces the Fund's prior  Distribution  and Service
Plan for Class C shares.  Unless terminated as hereinafter  provided, it shall continue in effect until renewed by the Board in accordance  with the Rule and thereafter from year to year or as the Board may otherwise  determine but only so long as such  continuance is  specifically  approved at least annually by a vote of the Board  and its  Independent  Trustees  cast in person at a meeting called for the purpose of voting on such continuance.

      This  Plan may not be  amended  to  increase  materially  the  amount of payments  to be  made  under  this  Plan,  without  approval  of the  Class  C
Shareholders at a meeting called for that purpose and all material  amendments must be approved by a vote of the Board and of the Independent Trustees.

      This Plan may be  terminated  at any time by a vote of a majority of the
Independent  Trustees  or by the  vote  of the  holders  of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares. In the event of such  termination,  the Board and its Independent  Trustees shall determine  whether the Distributor  shall be entitled to payment from the Fund of all or a portion of the Service Fee and/or the Asset-Based  Sales Charge in
respect of Shares sold prior to the effective date of such termination.

8.    Disclaimer  of  Shareholder  and  Trustee  Liability.   The  Distributor
understands  that the  obligations of the Fund under this Plan are not binding upon any  Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming  Trustee and shareholder liability for acts or obligations of the Fund.

                                    Aggressive Investor Fund,
                                    a series of Oppenheimer Portfolio Series

                                    By: /s/Robert G. Zack
                                    Robert G. Zack, Secretary

                                    OppenheimerFunds Distributor, Inc.

                                    By: /s/James H. Ruff
                                    James H. Ruff, President